Item 77C

MONTGOMERY STREET INCOME SECURITIES INC.

The Proxy Statement on Schedule 14A for Montgomery Street Income Securities Inc. (File No. 811-02340), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on July 16, 2002.